Exhibit 99.5

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On July 1, 2004, MTC Technologies (“MTC” or the “Company”) and its wholly-owned subsidiary, MTC Technologies, Inc., an Ohio Corporation, acquired 100% of the stock of Command Technologies, Inc. (“CTI”). The initial purchase price for 100% of the outstanding common stock of ICI was $45.0 million, which was paid for with cash on hand at closing. Additionally, acquisition related closing expenses of approximately $0.2 million were incurred. In addition to the amount paid to shareholders, certain employees will receive payments, through 2007, in the amount of $2 million for services provided prior to the acquisition. It is anticipated that the Company will realize future income tax benefits with a net present value of approximately $9.0 million in future periods as a result of CTI shareholders agreeing to a Section 338(h)(10) election under the Internal Revenue Code of 1986.

The acquisition has been accounted for using purchase price accounting in accordance with Financial Accounting Standard No. 141, Business Combinations. The following unaudited pro forma condensed consolidated statements of income for the fiscal year ended December 31, 2003 and for the six months ended June 30, 2004 give effect to the Company’s purchase of CTI. These unaudited pro forma condensed consolidated statements of income assume that these transactions were consummated on January 1, 2003. The pro forma condensed consolidated balance sheet presents the financial position of the Company as if the acquisition of CTI occurred on June 30, 2004. The pro forma adjustments, which are based on available information and certain assumptions that the Company believes are reasonable under the circumstances, are applied to the historical financial statements of the Company. The pro forma allocation of the purchase price to the acquired assets and liabilities is based upon an independent appraisal and other studies completed subsequent to the CTI acquisition.

These pro forma condensed consolidated financial statements, which have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of operations or financial position of the Company.

This information should be read in conjunction with the previously filed Current Report on Form 8-K, dated July 14, 2004, the previously filed Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and MTC’s Report on Form 10-Q for the six months ended June 30, 2004, and in conjunction with the historical financial statements and accompanying notes of CTI included in this Report on Form 8-K/A.

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(Dollars in Thousands)

	MTC June 30, 2004	CTI June 30, 2004	Pro Forma Adjustments		Pro Forma June 30, 2004
Assets
Current assets:
Cash and cash equivalents	$72,403	$46	$(45,000	)A	$28,093
			644	B
Accounts receivable, net	51,122	9,740	(644	)B	60,218
Costs and estimated earnings in excess of amounts billed on uncompleted contracts	819	—	—		819
Work-in-process inventory	451	—	—		451
Prepaid expenses and other current assets	1,648	503	—		2,151

Total current assets	126,443	10,289	(45,000)		91,732
Property, plant and equipment, net	2,855	449	—		3,304
Goodwill, net	23,944	—	27,334	A	51,278
Intangible assets	7,309	—	12,500	A	19,809
Other assets	109	13	—		122

	$160,660	$10,751	$(5,166)		$166,245

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,962	$952	$1,655	A	$14,569
Compensation and related items	10,264	2,428	—		12,692
Billings in excess of costs and estimated earnings on uncompleted contracts	113	—	—		113
Other current liabilities	481	—	—		481

Total current liabilities	22,820	3,380	1,655		27,855

Deferred income tax and other liabilities	1,604	—	550	A	2,154

Stockholders’ equity:
Common stock	16	5	(5	)A	16
Paid-in capital	116,787	2,771	(2,771	)A	116,787
Retained earnings	20,794	4,595	(4,595	)A	20,794
Treasury stock	(1,361)	—	—	A	(1,361)

Total stockholders’ equity	136,236	7,371	(7,371)		136,236

	$160,660	$10,751	$(5,166)		$166,245

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Income

(Dollars in Thousands Except Share and Per Share Data)

	MTC Year Ended December 31, 2003	CTI Year Ended December 31, 2003		Pro Forma Adjustments		Pro Forma Year Ended December 31, 2003
Revenue	$188,707	$48,989	I	$—		$237,696
Cost of revenue	158,058	40,768		—		198,826

Gross profit	30,649	8,221		—		38,870
General and administrative expenses	9,525	4,191		—		13,716
Intangible asset amortization	742	—		1,667	C	2,409

Operating income	20,382	4,030		(1,667)		22,745
Interest income (expense):
Interest income	288	76		(263	)E	101
Interest expense	—	(222)		222	F	—
				(894	)G	(894)

Net interest income (expense)	288	(146)		(935)		(793)

Income before income tax expense	20,670	3,884		(2,602)		21,952
Income tax expense	8,181	—		513	D	8,694

Net income	$12,489	$3,884		$(3,115)		$13,258

Earnings per common share:
Basic	$0.95					$1.01

Diluted	$0.95					$1.00

Weighted average common shares outstanding:
Basic	13,083,578					13,083,578
Diluted	13,185,424					13,185,424

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Income

(Dollars in Thousands Except Share and Per Share Data)

	MTC Six Months Ended June 30, 2004	CTI Six Months Ended June 30, 2004	Pro Forma Adjustments		Pro forma Six Months Ended June 30, 2004
Revenue	$122,547	$19,191	$—		$141,738
Cost of revenue	103,381	15,179	—		118,560

Gross profit	19,166	4,012	—		23,178
General and administrative expenses	5,504	4,818	(2,462	)H	7,860
Intangible asset amortization	856	—	833	C	1,689

Operating income	12,806	(806)	1,629		13,629
Interest income (expense):
Interest income	287	12	( 75	)E	224
Interest expense	—	(57)	57	F	—

Net interest income (expense)	287	(45)	(18)		224
Income before income tax expense	13,093	(851)	1,611		13,853
Income tax expense	5,131	—	304	D	5,435

Net income	$7,962	$(851)	$1,307		$8,418

Earnings per common share:
Basic	$0.53				$0.56

Diluted	$0.53				$0.56

Weighted average common shares outstanding:
Basic	14,980,886				14,980,886
Diluted	15,020,892				15,020,892

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Balance Sheet

A.	Pro forma adjustment to reflect entries relating to the July 1, 2004 acquisition of CTI (including $45.0 million paid with cash on hand at closing, accruals for payments to employees of CTI, and estimated legal, accounting and other closing expenses of approximately $205,000) as if the acquisition occurred on June 30, 2004. No accrual has been made for the $9.0 million net present value of estimated tax benefits expected to arise from the transaction. The preliminary allocation of the purchase price is as follows (in thousands):

CTI’s historical assets and liabilities, net	$7,371
Goodwill associated with MTC’s acquisition of CTI	27,334
Customer contract intangible asset recorded upon acquisition	12,500
Payable to CTI employees	(2,000)

$45,205

The value of the customer contract intangible assets was based on an independent appraisal. The customer contract intangible asset will be amortized over 7.5 years, the estimated remaining life of the contracts including renewals. The final allocation of the purchase price, when completed, may differ materially from the preliminary purchase price allocation herein. The $2.0 million payable, which was recognized on the acquisition date to CTI employees, will be paid to certain CTI employees through 2007.

B.	Pro forma adjustment to give effect for the reduction of CTI accounts receivable and increase in CTI cash for the collection of a CTI note receivable from a former CTI stockholder of $644,000.

Statements of Income for the year ended December 31, 2003 and the six months ended June 30, 2004

C.	Pro forma adjustment to give effect to the amortization of the intangible assets recorded as a result of the acquisition.

D.	Pro forma adjustment to reflect income taxes as if both MTC and CTI had been C corporations for all the periods presented, at an estimated combined effective income tax rate of approximately 40%.

E.	Pro forma adjustment to reflect the elimination of interest income in 2003 on the $22.0 million of cash and cash equivalents available on January 1, 2003 to fund the acquisition of CTI. For the six months ended June 30, 2004, the pro forma adjustment reflects the elimination of interest income from February through June on the $45.0 million of funds from MTC’s public offering completed in February 2004 that were available to fund the CTI acquisition. The interest rate is estimated at 1.2% per annum for the year ended December 31, 2003, and 0.4% per annum for the period February through June 2004, based on the applicable interest rate being earned on the invested cash as of the date of the acquisition.

F.	Pro forma adjustment to give effect to the elimination of CTI’s interest expense for the year ended December 31, 2003.

G.	Pro forma adjustment to reflect interest expense on the $23.0 million in debt that would have been used in addition to available cash to consummate the acquisition on January 1, 2003. The interest rate is estimated at prime less 25 basis points as of the date of the transaction.

H.	Pro forma adjustment to give effect to the elimination of expense related to CTI employees for certain bonus and fringe benefits payments as well as legal and income taxes that became payable on the sale of CTI.

I.	The CTI revenue for the year ended December 31, 2003 includes $17 million from a marginally profitable contract which CTI decided not to re-compete in 2004.